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                                                                    EXHIBIT 21
                                                                    ----------

                        Subsidiaries of the Registrant

Parent
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Flagstar Bancorp, Inc.

                                                 State or Other
                                                 Jurisdiction of    Percentage
Subsidiaries                                     Incorporation      Ownership
------------                                     -------------      ---------

Flagstar Bank, FSB                               United States        100%

Douglas Insurance Agency, Inc.                     Michigan           100%

FSSB Real Estate Development Corporation           Michigan           100%

Mortgage Video Network, Inc.                       Michigan           100%

First Security Investment Group, Inc.              Michigan           100%


Subsidiaries of Flagstar Bank, FSB
----------------------------------

FSSB Mortgage Corporation                          Michigan           100%

Boston Credit Corporation                          Michigan           100%

Mortgage Affiliated Services, Inc.                 Michigan           100%

Mid-Michigan Service Corporation                   Michigan           100%

SSB Funding Corporation                            Michigan           100%
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